UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010 (November 16, 2010)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9112 Spectrum Center Boulevard

San Diego, California 92123

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 571-5555

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2010, Overland Storage, Inc. (the “Company”) received a written notification from The Nasdaq Stock Market, Inc. (“Nasdaq”) that the Company is not in compliance with the alternative minimum standards for shareholders’ equity, minimum market value of listed securities or minimum net income set forth in Listing Rule 5550(b) for continued listing of the Company’s common stock (the “common stock”) on The Nasdaq Capital Market (the “Capital Market”). The notification has no effect on the listing of the common stock on the Capital Market at this time.

The Company has 45 calendar days, or until December 31, 2010, to submit a plan to Nasdaq to regain compliance with one of the alternative minimum standards for continued listing set forth in Listing Rule 5550(b) (the “Compliance Plan”). If the Compliance Plan is accepted by Nasdaq, the Company will receive an extension of up to 180 days from November 16, 2010, or until May 16, 2011, to evidence compliance. If Nasdaq does not accept the Compliance Plan, the Company may appeal the decision to a Nasdaq Hearings Panel.

The Company is in the process of preparing the Compliance Plan, but there can be no assurance that Nasdaq will accept the Compliance Plan, that the Company will receive an extension or that the Company will be able to timely regain compliance with the minimum standards for continued listing on the Capital Market. In determining whether to accept the Compliance Plan, Nasdaq will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within the review period, such as the closing of the Company’s sale of approximately $4.2 million of shares of common stock to certain institutional investors on November 17, 2010, the Company’s overall financial condition and the Company’s public disclosures.

Any delisting of the common stock by Nasdaq could adversely affect the Company’s business, financial condition and results of operations.

This Current Report on Form 8-K (this “Current Report”) includes forward-looking statements that involve a number of risks and uncertainties the outcome of which could materially and/or adversely affect actual results, including, without limitation, statements regarding the Company’s ability to comply with Nasdaq continued listing requirements. The risks and uncertainties include, without limitation, the Company’s ability to comply with the minimum standards for continued listing on the Capital Market, the Company’s ability to prepare a Compliance Plan that is acceptable to Nasdaq, the Company’s ability to obtain the 180-day extension period to regain compliance, and other risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its most recent filings on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of filing of this Current Report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of filing of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: November 22, 2010	By:	/S/ KURT L. KALBFLEISCH
Kurt L. Kalbfleisch
Vice President of Finance and
Chief Financial Officer